Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post–Effective Amendment No. 32 to the Registration Statement on Form N–1A of Fidelity Merrimack Street Trust: Fidelity Municipal Bond Opportunities ETF of our report dated March 12, 2024, relating to the financial statements and financial highlights, which appears in Fidelity Municipal Core Plus Bond Fund’s (the “Predecessor Fund”) Annual Report to Shareholders on Form N-CSR for the period February 16, 2023 (commencement of operations) through January 31, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 23, 2024

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post–Effective Amendment No. 32 to the Registration Statement on Form N–1A of Fidelity Merrimack Street Trust: Fidelity Systematic Municipal Bond Index ETF of our report dated August 13, 2024, relating to the financial statements and financial highlights, which appears in Fidelity Municipal Bond Index Fund’s (the “Predecessor Fund”) Annual Report to Shareholders on Form N-CSR for the period ended June 30, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 23, 2024